AMENDMENT NO. 1 TO THE

DISTRIBUTION AND SERVICE PLAN (COMPENSATION) (the “Plan”)

CLASS A SHARES, CLASS C SHARES AND CLASS R SHARES

Of the Funds listed on Schedule A (each, a “Fund” and collectively, the “Funds”)

The Distribution and Service Plan (the “Plan”), dated as of May 24, 2019, as subsequently amended, pursuant to Rule 12b-1, is hereby amended, dated October 30, 2019, as follows:

WHEREAS, the parties desire to amend the Plan to remove Invesco Oppenheimer SteelPath MLP & Energy Infrastructure Fund and Invesco Oppenheimer SteelPath Panoramic Fund;

NOW THEREFORE, Schedule A to the Plan is hereby deleted in its entirety and replaced with the following:

“SCHEDULE A

DISTRIBUTION AND SERVICE PLAN (COMPENSATION)

AIM INVESTMENT FUNDS (INVESCO INVESTMENT FUNDS)

Portfolio	Share Class	Maximum Asset Based Sales Charge		Maximum Shareholder Services Fee		Maximum Aggregate Fee
Invesco Oppenheimer Emerging Markets Local Debt Fund	Class C Class R	0.75 0.50	% %	0.25 0.25	% %	1.00 0.50	% %
Invesco Oppenheimer Capital Income Fund	Class C Class R	0.75 0.50	% %	0.25 0.25	% %	1.00 0.50	% %
Invesco Oppenheimer Developing Markets Fund	Class C Class R	0.75 0.50	% %	0.25 0.25	% %	1.00 0.50	% %
Invesco Oppenheimer Emerging Markets Innovators Fund	Class C Class R	0.75 0.50	% %	0.25 0.25	% %	1.00 0.50	% %
Invesco Oppenheimer Global Strategic Income Fund	Class C Class R	0.75 0.50	% %	0.25 0.25	% %	1.00 0.50	% %
Invesco Oppenheimer International Bond Fund	Class C Class R	0.75 0.50	% %	0.25 0.25	% %	1.00 0.50	% %

Invesco Oppenheimer Discovery Mid Cap Growth Fund	Class C Class R	0.75 0.50	% %	0.25 0.25	% %	1.00 0.50	% %
Invesco Oppenheimer Global Multi-Asset Income Fund	Class C Class R	0.75 0.50	% %	0.25 0.25	% %	1.00 0.50	% %
Invesco Oppenheimer Macquarie Global Infrastructure Fund	Class C Class R	0.75 0.50	% %	0.25 0.25	% %	1.00 0.50	% %
Invesco Oppenheimer Global Allocation Fund	Class A Class C Class R	NONE 0.75 0.50	% %	0.25 0.25 0.25	% % %	0.25 1.00 0.50	% % %
Invesco Oppenheimer Fundamental Alternatives Fund	Class A Class C Class R	NONE 0.75 0.50	% %	0.25 0.25 0.25	% % %	0.25 1.00 0.50	% % %
Invesco Oppenheimer SteelPath MLP Select 40 Fund	Class A Class C	NONE 0.75%		0.25 0.25	% %	0.25 1.00	% %
Invesco Oppenheimer SteelPath MLP Alpha Fund	Class A Class C	NONE 0.75%		0.25 0.25	% %	0.25 1.00	% %
Invesco Oppenheimer SteelPath MLP Income Fund	Class A Class C	NONE 0.75%		0.25 0.25	% %	0.25 1.00	% %
Invesco Oppenheimer SteelPath MLP Alpha Plus Fund	Class A Class C	NONE 0.75%		0.25 0.25	% %	0.25 1.00	% %
Invesco Oppenheimer Total Return Bond Fund	Class C Class R	0.75 0.50	% %	0.25 0.25	% %	1.00 0.50	% %